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              EXHIBIT AND FINANCIAL STATEMENT INDEX

EXHIBIT NO.         DESCRIPTION                        PAGE
-----------         -----------                        ----

B                   Agreement(s) with MTC              To be filed
                                                       by amendment

F                   Opinion of Counsel                 To be filed
                                                       by amendment

G                   Financial Data Schedules           Filed
                                                       herewith

H                   Proposed Form of Notice            Filed
                                                       herewith

FINANCIAL STATEMENT
NO.
-------------------

1-A            Balance Sheet of NEERI at               Filed
               September 30, 1995, Actual              herewith
               and Pro Forma

1-B            Statement of Income and Retained        Filed
               Deficit for NEERI for twelve            herewith
               months ended September 30, 1995,
               Actual and Pro Forma

2-A            Consolidated Balance Sheet              Filed
               of NEES at September 30, 1995,          herewith
               Actual and Pro Forma

2-B            Statement of Consolidated Income        Filed
               and Retained Earnings for NEES          herewith
               for twelve months ended September 30,
               1995, Actual and Pro Forma

3-A            Balance Sheet of MTC at                 To be filed
               September 30, 1995                      by amendment

3-B            Income Statement of MTC for             To be filed
               twelve months ended September 30        by amendment
               1995

3-C            Financial Statements for MTC for        To be filed
               fiscal years 1991, 1992, 1993           by amendment